EXHIBIT 10.1


                        AMENDMENT 1 TO THE
                    SUPER FOOD SERVICES, INC.,
              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


THIS AMENDMENT 1 TO THE SUPER FOOD SERVICES, INC., SUPPLEMENTAL
EXECUTIVE RETIREMENT PLAN ("Amendment") made as of the 27th day of March, 1995.

                        WITNESSETH, THAT,

     WHEREAS, by resolutions adopted on March 27, 1995, the Board of Directors of Super Food Services, Inc., (the "Company") approved certain amendments to the Company's Supplemental Executive
Retirement Plan, As Amended and Restated Effective as of May 18,
1994, (the "Supplemental Plan"); and

     WHEREAS, this Amendment 1 is entered into to reflect the substance of the amendments to the Supplemental Plan as set forth in the resolutions of the Board of Directors adopted on March 27, 1995.

     NOW, THEREFORE, the Supplemental Plan is hereby amended as follows:

     1. Section 4. Accelerated Payment, be and hereby is deleted in its entirety and that the following Section 4 is substituted therefor:

          "4. Accelerated Payment. Upon a Change of Control, as defined herein:

               (a) Company Contribution. The Company shall, as soon as possible, but in no event longer than thirty (30) days following the Change of Control, make an irrevocable contribution to the Supplemental Plan and fund the trust established pursuant to the provisions of Section 7 hereof in an amount (if any) which will cause the total assets held in the trust to equal the present value of benefits payable from the Supplemental Plan to each participant or his or her Beneficiary. For purposes of this Section 4 only, the present value of the benefit payable from the Supplemental Plan shall be determined as the greater of the present value of such benefit if the Participant terminated employment on the date of Change of Control, retired immediately and commenced receiving benefit payments from the Pension Plan and the present value of the projected benefit payable from the Supplemental Plan determined as if the Participant continued employment at his or her highest level of compensation until his or her normal retirement age under the Pension Plan. The present value of the Supplemental Plan benefits shall be determined using the following actuarial assumptions:

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                    Interest:  The interest rate(s) published by
the Pension Benefit Guaranty Corporation for purposes of valuing a benefit payable from a terminating single employer qualified defined benefit plan in the form of a deferred annuity commencing at age 65. Such interest shall be determined on the first day of the month during which a Change in Control occurs.

                    Mortality:  UP 1984

               (b) Annuity Purchase. The Trustee shall, as soon as possible, but in no event longer than sixty (60) days following the Change of Control, purchase from one or more acceptable life insurance companies group or individual annuity contracts guaranteeing the payment of a deferred or immediate annuity benefit, as appropriate, equal to the accrued benefits payable from the Supplemental Plan, determined as of the date of the Change of Control. Within thirty (30) days of the end of each calendar year following a Change of Control, the Trustee shall purchase from one or more acceptable life insurance companies an additional amount of guaranteed annuity equal to the additional benefit accruing to each Participant under the Supplemental Plan during such calendar year or if lesser, the amount accrued since the date of the Change of Control. The Trustee shall own any annuity contract purchased under this Section and all amounts payable under such annuity contracts shall be paid to Trustee."

     2. Paragraph (a) of Section 7 is hereby amended by deleting the words "are authorized" at the end of line 1 and replacing them with the words "shall establish".

     3. Paragraph (b) of Section 7 is hereby amended by inserting at the beginning thereof the words: "In addition to the Contributions required by Section 4,"

     2. To record the amendments to the Supplemental Plan as set forth above, the Company has caused this Amendment 1 to the Supplemental Plan to be signed and attested on its behalf by its duly authorized representatives as of the 27th day of March, 1995.

                                 SUPER FOOD SERVICES, INC.,
                                 a Delaware corporation


                                 By             /s/ Jack Twyman
                                   ______________________________
                                             Chairman of the Board


                                 Attest:        /s/ John Demos
                                 ________________________________
                                                  Secretary